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                                                                   EXHIBIT 10.34


                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT (this "Agreement"), dated as of June 9, 1999, is made by and between Biopure Corporation, a Delaware corporation, having its principal place of business at 11 Hurley Street, Cambridge, MA (the "Company"), and Mr. Paul A. Looney residing at 9 Pheasant Lane, Lexington MA 02421 (the "Executive").


                                    Recitals


                  1. The Company desires to employ the Executive as the President of the Company and to enter into an agreement with the Executive embodying the terms of that relationship.

                  2. The Executive is willing to accept such employment by the Company on the terms set forth herein.


                                    Agreement


                  NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and other good and valuable consideration, the Company and the Executive hereby agree as follows.


                  1. Certain Definitions.

                           1.1 "Effective Date" shall mean July 1, 1999.

                           1.2 "Employment Period" shall mean the period
commencing on the Effective Date and ending on the third anniversary of such date, as further extended in accordance with the provisions of this Section 1.2. The Employment Period (as it may have been extended pursuant to the provisions of this sentence) shall be extended or further extended, as the case may be, without any action by the Company or the Executive, on the first anniversary of the Effective Date and on each subsequent anniversary thereof for an additional period of one year, unless and until either party gives written notice to the other party at least six months in advance of any such anniversary that the Employment Period in effect when such notice is given is not to be extended or further extended, as the case may be.
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                           1.3 "Board" shall mean the Board of Directors of
the Company.


                  2. Employment.

                           Subject to the terms and conditions provided
herein, the Company hereby agrees, during the Employment Period, to employ the Executive as its President. The Executive hereby agrees to accept such employment during the Employment Period. The Company agrees to nominate Executive as a member of the Board and to use all reasonable efforts to cause him to be elected to serve throughout the Employment Period. Promptly after the Effective Date, the Company shall propose to the Board that there be elected an Executive Committee that will include the Executive as a member.


                  3. Employment Duties. During the Employment Period, the Executive shall have such duties and responsibilities as are assigned to the Executive by the Board and are consistent with his status as President. Executive shall be the chief operating officer of the Company and shall have general supervision, direction and control of the operations of the business of the Company, except that the legal function shall report to the Chief Executive Officer of the Company and the Chief Executive Officer of the Company shall have the right to direct the activities of the Chief Financial Officer from time to time as needed to assist the Chief Executive Officer. The Executive shall report on all activities of the Company to the Chief Executive Officer, who shall have the general powers and duties of supervision and management usually vested in the office of the Chief Executive Officer of the Corporation. During the Employment Period, but excluding any periods of vacation and sick leave, the Executive agrees to devote substantially all his business attention and time to the business and affairs of the Company and its subsidiaries, and to use the Executive's best efforts to perform faithfully and efficiently the duties and responsibilities assigned to the Executive under this Section 3. It is expressly understood that (a) the Executive may devote a reasonable amount of time to such industry associations and charitable and civic endeavors as shall not interfere with the obligation set forth in the preceding sentence, and (b) with the prior approval of the Board (which shall not be unreasonably withheld), the Executive may serve as a member of one or more boards of directors of companies that are not affiliated with the Company.


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                  4. Compensation.

                           4.1  Base Salary.  During the Employment Period,
the Company shall pay the Executive a base salary (the "Base Salary") of no less than $295,000 per annum, payable in accordance with the Company's normal payroll practices. The Base Salary shall be considered for increase at least once each year, in accordance with the Company's regular review of senior executive salaries.

                           4.2  Incentive, Savings and Retirement Plans.
During the Employment Period, the Executive shall participate in and receive all benefits under all bonus, short- or long-term incentive plans and programs maintained by the Company from time to time on or after the Effective Date for the benefit of senior executives of the Company. During the Employment Period, the Executive shall participate in and receive all benefits under all savings and retirement plans and programs maintained by the Company from time to time on or after the Effective Date for the benefit of senior executives of the Company.

                           4.3  Welfare Benefit Plans.  During the Employment
Period, the Executive and/or the Executive's family, as the case may be, shall participate in and receive all benefits under all welfare benefit plans and programs maintained by the Company from time to time on or after the Effective Date for the benefit of senior executives of the Company.

                           4.4  Vacation; Fringe Benefits.  During the
Employment Period, the Executive shall be entitled to paid vacation in accordance with the vacation policy maintained by the Company from time to time on or after the Effective Date for senior executives of the Company. During the Employment Period, the Executive shall receive such perquisites and fringe benefits as are generally provided to senior executives of the Company.

                           4.5  Stock Option Grant.  Within a reasonable
period of time, and in any case no later than the earlier of the closing of the Company's initial public offering or six months after the Effective Date, the Executive shall be granted stock options entitling the Executive to acquire 350,000 shares of the Company's common stock. Such options shall be for a term of 10 years, and upon death or termination of employment, shall provide for continued exercisability for a period of one year. Such options shall be or become exercisable in respect of 100% of the aggregate number of shares underlying such options upon the change in control (as defined in such option) of the Company and upon the Executive's (a) death, (b) Disability (as defined in Section 5.1 hereof), (c) retirement under the terms of any retirement plan of the Company applicable to him, (d) termination of employment by the Company for reasons other than Cause, or (e) voluntary termination of employment for Good Reason. Prior to any such event, such options shall be or become exercisable in


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respect of the aggregate number of such shares underlying such option as follows:


                  25% ..............        on the first anniversary of
                                            the Effective Date;

                  50% ..............        on the second anniversary of
                                            the Effective Date.

                  75% ..............        on the third anniversary of
                                            the Effective Date;

                  100% ..............       on the fourth anniversary of
                                            the Effective Date.


                  5.  Termination.

                           5.1  Death or Disability.  The Employment Period
shall terminate automatically upon the Executive's death. If, during the Employment Period, the Disability (as defined below) of the Executive has occurred, the Company may give to the Executive written notice of its intention to terminate the Executive's employment due to such Disability. The Executive's employment with the Company shall be terminated by the Company on the 30th day after receipt by the Executive of such notice (the "Disability Effective Date"), if, within such thirty (30) day period, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means a physical or mental disability resulting in the complete, total and permanent inability of the Executive to perform his duties under this Agreement, as determined by a physician selected in good faith by the Company and approved in good faith by the Executive.

                           5.2  Cause.  During the Employment Period, the
Company, by action of the Board, may terminate the Executive's employment hereunder for "Cause". For purposes of this Agreement, "Cause" means (a) an act or acts of material personal dishonesty taken by, or committed at the request of, the Executive, intended to result in the personal enrichment of the Executive at the expense of the Company, or any of its subsidiaries, which results in material damage to the Company, (b) repeated willful violations by the Executive of the Executive's obligations under this Agreement which have not been cured within thirty (30) days after a written Notice of Termination setting forth such violations has been given by the Board to the Executive, or (c) the conviction of the Executive of a felony.

                           5.3  Without Cause.  During the Employment Period,
the Company, by action of the Board, may terminate, upon thirty


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(30) days' advance written notice given to the Executive, the Executive's employment hereunder other than for Cause.

                           5.4  Termination by Executive for Good Reason.
During the Employment Period the Executive may terminate employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean: (a) the reduction of the Executive's Base Salary, (b) the changing, without his consent, of the Executive's title, authority, duties or responsibilities as specified in Section 3, (c) the Company requiring the Executive, without his consent, to be based in any office or location other than the Company's headquarters office, or (d) the material breach by the Company of any provision of this Agreement which has not been cured within thirty (30) days after a Notice of Termination has been given by the Executive to the Company.

                           5.5  Date of Termination.  "Date of Termination"
shall mean the date of receipt of a notice of termination or any later date specified therein (which date shall be not more than fifteen (15) days after the giving of such notice); provided, however, that (a) if the Executive's employment is terminated by the Company, other than for Cause or Disability, the Date of Termination shall be the thirtieth day after the date on which the Company notifies the Executive in writing of such termination under Section 5.3,
(b) if the Executive's employment is terminated by the Company for Cause as defined in clause (b) of the second sentence of Section 5.2, the Date of Termination shall be the thirtieth day after the Notice of Termination is given (provided that the Executive has not cured his violations of his obligations under this Agreement prior to such thirtieth day), (c) if the Executive's employment is terminated for Good Reason as defined in Section 5.4, the Date of Termination shall be the thirtieth day after the Notice of Termination is given (provided that the Company has not cured its breach of this Agreement prior to such thirtieth day), (d) if the Executive's employment is terminated voluntarily by the Executive other than for Good Reason, the Date of Termination shall be the date on which the Executive notifies the Company of such termination (or the date on which the Company otherwise first learns of such voluntary termination), and (e) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.


                  6. Obligations of the Company upon Termination.

                           6.1  Death.  If the Executive's employment is
terminated by reason of the Executive's death, the Employment Period shall terminate on the date of death, and the Executive, or the Executive's legal representatives, as the case may be, shall be entitled to receive (a) the Executive's Base Salary through the Date of Termination, (b) any compensation previously


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deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company, and (c) any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (a), (b), and (c) are hereinafter referred to as the "Accrued Obligations"). All such Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days after the Date of Termination. In addition, the Executive's family shall be entitled to receive any family death benefits provided by the Company to surviving families of senior executives (or, if more favorable, other employees) of the Company under the plans and programs, if any, then maintained by the Company.

                           6.2  Disability.  If the Executive's employment is
terminated by reason of the Executive's Disability, the Employment Period shall terminate on the Date of Termination and the Executive shall be entitled to receive all Accrued Obligations. All such Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination. In addition, the Executive shall be entitled as of the Disability Effective Date to receive the disability benefits provided by the Company to disabled senior executives (or, if more favorable, other employees) of the Company under the plans and programs, if any, then maintained or provided by the Company, as if the Executive were disabled as of the Disability Effective Date within the meaning of such plans and programs and regardless of whether the Executive is actually disabled within the meaning of such plans and programs.

                           6.3  Cause; Voluntarily.  If the Executive's
employment shall be terminated for Cause by the Company or by the Executive voluntarily, the Employment Period shall terminate on the Date of Termination and the Executive shall be entitled to receive all Accrued Obligations. All such Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination.

                           6.4  Other Than for Cause or Disability or
Termination by the Executive for Good Reason. If, during the Employment Period, the Company terminates the Executive's employment (other than for death, Cause or Disability), or the Executive terminates his employment for Good Reason, the Employment Period shall not terminate until it otherwise would in accordance with the provisions of Section 1.2 and the Executive shall be entitled to receive, within thirty (30) days after the Date of Termination, the following:

                                    (a) The Company shall pay to the Executive
                           all Accrued Obligations.

                                    (b) The Company shall pay to the Executive a
                           lump sum payment equal to (i) the amount of Base Salary the Executive would have been paid pursuant


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                           to Section 4.1 had he remained in employment with the
                           Company in accordance with the terms of this Agreement for the period from the Date of Termination to the end of the Employment Period, plus (ii) the amount (if any) determined by multiplying (A) the average annual incentive award awarded to the Executive for the three most recent fiscal years ending in the Employment Period, or all fiscal years ending in the Employment Period if less than three, (for purposes of this clause (A), the incentive award for 1999 shall be deemed to be 15% of Base Salary) by
                           (B) the greater of one or a fraction, the numerator of which is the number of days remaining from the Date of Termination to the end of the Employment Period and the denominator of which is 365.

                                    (c) The Company shall pay to or provide the
                           Executive with the benefits under the Company Retirement Plan (including without limitation additional benefit accruals), and all other retirement, savings and welfare benefit plans and programs maintained by the Company as of the Date of Termination, that he would have received had he remained in employment with the Company in accordance with the terms of this Agreement for the period from the Date of Termination to the end of his Employment Period.

                                    (d) The parties recognize and agree that, if
                           the Company terminates the Executive's employment during the Employment Period other than for Disability or Cause or if the Executive terminates his employment during the Employment Period for Good Reason, the actual damages to the Executive would be difficult if not impossible to ascertain and agree that the Executive's sole remedy shall be a right to receive amounts determined and paid in accordance with the provisions of this Section 6.4. The Executive shall not be required to mitigate the amount of any payment provided for in this Section
                           6.4 by seeking other employment or otherwise, nor shall any compensation earned by the Executive in other employment or otherwise reduce the amount of any payment provided for in this Section 6.4.

                           6.5  Full Satisfaction.  The payments received by
the Executive (or his legal representatives) under this Agreement that are attributable to the termination of the Executive's employment shall be in full and complete satisfaction of any and all claims the Executive (or his legal representatives) may have


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against the Company which are, in any way, related to the employment relationship between the Executive and the Company.


                  7. Other Payments. Notwithstanding anything to the contrary contained herein (including without limitation Section 6.5), any compensation or benefits, if any, which are vested in the Executive or which the Executive is otherwise entitled to receive under any plan or program of the Company before, at or subsequent to the Date of Termination shall be payable in accordance with the terms and provisions of such plan or program.


                  8. Confidential Information. During the Employment Period, the Executive shall hold in a fiduciary capacity for the benefit of the Company and its subsidiaries all secret, proprietary or confidential information, knowledge or data relating to the Company or its subsidiaries, and their respective businesses, which shall have been obtained by the Executive. After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, use, communicate or divulge any such information, knowledge or data to anyone at any time.


                  9. Non-Competition. During the Executive's employment with the Company, and for one year thereafter, the Executive agrees that, without the prior written consent of the Company, (a) the Executive shall not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee, or in any other capacity, carry on or engage in, or advise or have any financial interest in any company that carries on or engages in, business which is in competition with any business of the Company or its subsidiaries, (b) the Executive shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit for employment any person that has been employed by the Company or any of its subsidiaries at any time during the one (1) year period immediately preceding such solicitation, and (c) the Executive shall not, on his own behalf or on behalf of any competitor of the Company or its subsidiaries, directly or indirectly, solicit or divert the business of any person or entity which was a customer (or a prospective customer) of the Company or any of its subsidiaries at any time during the Executive's employment with the Company or as of the Executive's Date of Termination. Anything in this Section 9 to the contrary notwithstanding, the Executive may invest in stock, bonds, or other securities of any business in competition with the Company (but without otherwise participating in such competition with the Company) if (a) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of


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1934, as amended, and (b) his investment does not exceed, in the case of any class of the capital stock of any one issuer, three percent (3%) of the issued and outstanding shares, or, in the case of other securities, three percent (3%) of the aggregate principal amount thereof issued and outstanding.


                  10.  Survival; Injunctive Relief.

                           10.1  Survival.  The Executive agrees that
Sections 8 and 9 of this Agreement shall survive the termination of (a) this Agreement, (b) the Employment Period and/or (c) the Executive's employment with the Company. The Executive acknowledges that the Company has no adequate remedy at law and would be irreparably harmed if the Executive breaches or threatens to breach any of the provisions of Sections 8 or 9 of this Agreement, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any such breach or threatened breach thereof, and to specific performance of the terms of such sections (in addition to any other legal or equitable remedy the Company may have). The Executive further agrees that the Executive shall not, in any equity proceeding relating to the enforcement of Sections 8 or 9 of this Agreement, raise the defense that the Company has an adequate remedy at law. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have under and in respect of this Agreement or any other agreement or understanding.

                           10.2  Reasonable Restrictions.  All of the
provisions of this Agreement, including, without limitation, Sections 8 and 9, are intended by the parties hereto as separate and divisible provisions and if, for any reason, any one of them (or part thereof) is held to be invalid or unenforceable neither the validity nor the enforceability of any other provision (or part thereof) shall be affected thereby. The Executive agrees that the restrictions imposed by Section 9 are reasonable in both geographic scope and duration. The Executive understands that the provisions of Sections 8 and 9 of this Agreement may affect or limit the Executive's ability to earn a livelihood in a business similar to the businesses engaged in by the Company (or any of its subsidiaries), but the Executive nevertheless believes and agrees that the Executive shall receive (or shall have received) sufficient consideration, remuneration and other benefits from the Company to make enforceable the restrictions and limitations contained in Sections 8 and 9 of this Agreement.

                           10.3  Judicial Restatement.  If for any reason any
court of competent jurisdiction shall find the provisions of Section 9 of this Agreement unreasonable in geographic scope or duration, the Executive and the Company agree that the restrictions and limitations contained in Section 9 shall be restated so that they are effective and enforceable to the


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fullest extent allowed or allowable under the applicable law of any such jurisdiction. It is further agreed by the Executive and the Company that any judicial restraints ordered by any such court in respect of the restrictions and limitations imposed by Section 9 of this Agreement shall be applicable and effective only with respect to such particular jurisdiction in which such order is made.


                  11. Successors. This Agreement is personal to the Executive. Without the prior written consent of the Company it shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of, and be enforceable by, the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.


                  12. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws thereunder. The captions of this Agreement are not part of the provisions hereof and shall not have any force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. All notices and other communications hereunder shall be in writing and shall be given by facsimile transmission, hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth above (in the case of the Company, to the attention of the Chairman) or to such other address as either party shall have furnished to the other in writing in accordance herewith. Any such notice and communications shall be effective when actually received by the addressee. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation. This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.


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                  IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization of its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.


                                         BIOPURE CORPORATION


                                         By: /s/ Carl W. Rausch
                                                ------------------------------

                                         Name:  Carl W. Rausch
                                                ------------------------------
                                         Title: Chairman, Chief Executive
                                                Officer and President
                                                ------------------------------
                                         /s/ Paul A. Looney
                                         -------------------------------------
                                         Paul A. Looney


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